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                                   EXHIBIT 10
                         OPINION AND CONSENT OF COUNSEL
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30 ROCKEFELLER PLAZA                      LAW OFFICES OF                TEN POST OFFICE SQUARE, SOUTH
NEW YORK, NY 10112                                                      BOSTON, MA 02109-4603
(212) 698-3500                         DECHERT PRICE & RHOADS           (617) 728-7100
                                          1775 EYE STREET, N.W.
4000 BELL ATLANTIC TOWER               WASHINGTON, DC 20006-2401        90 STATE HOUSE SQUARE
1717 ARCH STREET                       TELEPHONE: (202) 261-3300        HARTFORD, CT 06103-3702
PHILADELPHIA, PA 19103-2793               FAX: (202) 261-3333           (860)524-3999
(215) 994-4000
                                                                        65 AVENUE LOUISE
THIRTY NORTH THIRD STREET                                               1050 BRUSSELS, BELGIUM
HARRISBURG, PA 17101-1603                                               (32-2) 535-5411
(717) 237-2000
                                                                        TITMUSS SANIER DECHERT
PRINCETON PIKE CORPORATE CENTER                                         2 SERJEANTS' INN
P.O. BOX 5218                                                           LONDON EC4Y 1LT, ENGLAND
PRINCETON, NJ 08543-5218                                                (44-171) 583-5353
(609) 520-3200
                                                                        151, BOULEVARD HAUSSMANN
                                                                        73008 PARIS, FRANCE
                                                                        (33-1) 53 83 84 70


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                                 March 30, 1998


AUL American Series Fund, Inc.
One American Square
Indianapolis, IN 46204


Dear Sirs:

In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of common stock of the AUL American Equity Portfolio, the AUL American Bond Portfolio, the AUL American Money Market
Portfolio, the AUL American Managed Portfolio, the AUL American Tactical Asset Allocation Portfolio, the AUL American Conservative Investor Portfolio, the AUL American Moderate Investor Portfolio, and the AUL American Aggressive Investor Portfolio (the "Portfolios") of AUL American Series Fund, Inc. (the "Fund"), we have examined such matters as we have deemed necessary, and we are of the opinion that:

(i) the Fund is a corporation duly organized and existing under the laws of Maryland;

(ii) the authorized capital of the Fund consists of three hundred twenty-five million shares, par value of 0.001 per share, three hundred five million of which are allocated among the Portfolios (subject to the authority of the Fund's Board of Directors to allocate any authorized but unissued shares) (the "Shares");

(iii) assuming that the Fund or its agent receives consideration for such Shares in accordance with the provisions of its Articles of Incorporation, as supplemented, the Shares will be legally and validly issued, and will be fully paid and nonassessable.


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AUL American Series Fund, Inc.
March 30,1998
Page 2

We hereby consent to the use of this opinion as an exhibit to the Fund's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File No. 33-30156) for the registration under the Securities Act of 1933 of an indefinite number of the Fund's shares, and to the use of our name in the prospectus and statement of additional information contained therein, and any amendments thereto.

Very truly yours,


/s/ Dechert Price & Rhoads